UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 24, 2005

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15131 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)		92649 (Zip Code)

Registrant’s telephone number, including area code:
(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement

     On March 24, 2005, the stockholders of Quiksilver, Inc. (the “Company”), upon the recommendation of the Company’s Board of Directors, approved (i) the Company’s Annual Incentive Plan (the “AIP”) and (ii) the amendment of the Company’s 2000 Stock Incentive Plan (the “SIP”) to increase the number of shares of common stock reserved for issuance under the SIP by 750,000 shares. The AIP, as approved by the Company's stockholders, is substantially the same as the Company's previously existing Annual Incentive Plan, except that the maximum bonus payable to any officer in any fiscal year was increased from $2,400,000 to $3,000,000. Stockholder approval of the AIP was sought in order to enable the Company to continue to qualify payments made to executives pursuant to the AIP as deductible for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended.

     Copies of the Company’s AIP and SIP, as amended, are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

  The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description
10.1	Quiksilver, Inc. Annual Incentive Plan (as approved March 24, 2005)

10.2	Quiksilver, Inc. 2000 Stock Incentive Plan (as amended and restated March 24, 2005)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2005	Quiksilver, Inc. (Registrant)
	By:	/s/Steven L. Brink
Steven L. Brink
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description
10.1	Quiksilver, Inc. Annual Incentive Plan (as approved March 24, 2005)

10.2	Quiksilver, Inc. 2000 Stock Incentive Plan (as amended and restated March 24, 2005)